SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                       PURSUANT TO SECTION 13 OF 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                NOVEMBER 6, 2003





                              SURETY HOLDINGS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                            000-32311                      52-2229054
--------                            ---------                      ----------
(STATE OR OTHER                     (COMMISSION                    (IRS EMPLOYER
JURISDICTION OF                     FILE NO.)                      ID NO.)
INCORPORATION)




               4400 ROUTE 9 SOUTH
               FREEHOLD, NEW JERSEY                      07728
               ---------------------------------------   ----------
               ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)




        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 732-409-0113

ITEM 5.

On October 28, 2003, Yoshihiro Kamon, a member of the Board of Directors and President of the Company resigned, and on November 3, 2003, Howard R. Knapp resigned as Chief Financial Officer.

On November 3, 2003, the board elected Jack Fang as a member of the Board of Directors and Chairman of the Board.

Jack Fang, 31 years old will serve as a director and Chairman of the Board of Surety Holdings Corp. After graduating from high school, Mr. Fang began providing consulting services. From 1994 to 1998, Mr. Fang was a consultant to IPI which was engaged in the business of providing financial consulting services to other entities. Mr. Fang was responsible for business development in Asia. Since 1998, Mr. Fang provided consulting services to Surety in connection with business opportunities.

On November 4, 2003, the Board elevated Howard R. Knapp to fill the position of President of the Company. Previously, Mr. Knapp had served as Chief Financial Officer, a position from which he resigned to accept the position of President. Mr. Knapp remains as a member of the Board of directors.

On November 4, 2003, members of the Board of Directors elected Linda O'Donnell as Chief Financial Officer of the Company to fill the position vacated by Howard
R. Knapp.

Ms. O'Donnell received a Bachelor of Science in Accounting in 1974 from Rider University. She served as a staff accountant at a regional accounting firm from 1974 to 1987 and as a principal from 1987 to 2001. Ms. O'Donnell has been a financial consultant since 2001. She is a member of the AICPA, and the New Jersey and Florida Societies of Certified Public Accountants.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             SURETY HOLDINGS CORP.



                                             By:  /s/ LINDA O'DONNELL
                                                  --------------------------
                                                  LINDA O'DONNELL
                                                  Chief Financial Officer


Dated:  November 6, 2003